Exhibit 99.07

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL IN SETTLEMENT DISCUSSIONS WITH THE NASD

WITH RESPECT TO DIRECTED BROKERAGE COMMISSIONS

IN ITS MUTUAL FUND DISTRIBUTION UNIT

2004 EARNINGS TO BE REDUCED BY $0.02 PER UNIT

IN CONNECTION WITH ANTICIPATED SETTLEMENT

New York, NY, March 15, 2005 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) have entered into settlement discussions with the National Association of Securities Dealers, Inc. (“NASD”) regarding previous sales practices and disclosures concerning directed brokerage commissions in Alliance Capital’s mutual fund distribution unit. These discussions, which commenced on March 11, 2005, are expected to bring this matter to closure. Alliance Capital recorded a $5 million charge against 2004 earnings in connection with the anticipated settlement.  As a result, net income per Alliance Holding Unit was reduced to $2.43 from the $2.45 previously reported for the year ended December 31, 2004.  The charge will not affect the fourth quarter 2004 unitholder distribution.  Our audited 2004 financial statements may be found in our Form 10-K for the year ended December 31, 2004; the Form was filed earlier this morning.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community. At December 31, 2004, Alliance Holding owned approximately 31.7% of the issued and outstanding Alliance Capital Units. AXA Financial was the beneficial owner of approximately 60.3% of the issued and outstanding Alliance Capital Units at December 31, 2004 (including those held indirectly through its ownership of approximately 1.8% of the issued and outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance

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Holding, represent an approximate 61.3% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, these forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, please refer to “Risk Factors” in Form 10-K for the year ended December 31, 2004.  Any or all of the forward-looking statements that we make in Form 10-K, this news release or any other public statements we issue may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” could also adversely affect our business, operating results or financial condition.

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